Exhibit 10.2

                                      Confidential Treatment Requested indicates
                                    portions of this document have been redacted
                             and have been separately filed with the Commission.


                              DEVELOPMENT AGREEMENT


              THIS AGREEMENT is entered into and effective as of the 30th day of July 2004 (the "Effective Date"), by and between the Bio-Technical Resources Division of Arkion Life Sciences LLC, a Delaware limited liability company and their affiliates ("BTR") and Dyadic International Inc., a Florida corporation and their affiliates (the "COMPANY").

                              W I T N E S S E T H:

              WHEREAS, the Company is in the possession of systems for the discovery, over-expression, development and manufacturing of research and commercial quantities of enzymes, proteins, peptides and other biologically-produced molecules using their proprietary strains of microorganisms, including but not limited to their Chrysosporium lucknowense ("C1") fungal host, (hereinafter the "Systems").

              WHEREAS, BTR has the capability, manpower and facilities to conduct research on using the Systems to express protein products, to evaluate the System's performance, to improve strains and scale-up processes to develop and produce protein products;

              WHEREAS, the Company wishes BTR to assist it in various research and development projects to be decided by the Company, including but not limited to work to demonstrate the capabilities of the Systems for producing research and commercial quantities of enzymes, proteins, peptides and other biologically-produced molecules of interest to pharmaceutical, agricultural, chemical, animal and human nutrition, starch, textile, pulp and paper and other industries; and

              WHEREAS, BTR already performs other research and development work for the Company pursuant to Development Agreements dated October 10, 1995, as amended, January 29, 1999, as amended July 29, 1999, as amended, November 24, 1999, as amended June 7, 2000, as amended January 1, 2001, as amended January 1, 2002, and as amended January 6, 2003 (the "Existing Agreements"), which shall remain in effect and be supplemented by this Agreement.

              NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

              1.1 The following terms when used in this Agreement shall have the meanings set forth below:

                 (A) "AFFILIATE" means any U.S. or foreign entity that controls, is controlled directly by, or indirectly through one or more intermediaries, or is under common control with a Party. "Control" means ownership of greater than fifty percent (50%) of the voting equity interest of a corporation or greater than a fifty percent (50%) ownership interest in a partnership, corporation or other entity.

** CONFIDENTIAL TREATMENT REQUESTED


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            (B) "EFFECTIVE DATE" means the date first set forth above.

            (C) "FIELD OF THIS AGREEMENT" means using the Systems to make strains expressing recombinant proteins, improving production of protein in the Systems and scaling-up the processes to develop and produce protein products expressed using the Systems.

            (D) "PARTY" or "PARTIES" means a party or the parties to this Agreement.

            (E) "SHARES" means shares of stock of Common Stock of the Company.

                                   ARTICLE II
                               DEVELOPMENT PROGRAM

         2.1 SCOPE OF WORK. BTR agrees to diligently pursue the research and development programs to assist the Company on projects selected by the Company within the Field of this Agreement. With respect to each project the Company shall designate the desired scope of work to be performed by BTR. Within thirty
(30) days following receipt, BTR shall review the desired scope of the project to ensure that it does not conflict with other contractual commitments and shall discuss the effort level and timing of the project with the Company. BTR shall use its best efforts to accommodate the desired scope of work and timing requested by the Company. The parties shall reduce the final scope of work to writing which shall become a part of this Agreement (hereinafter the "Scope of Work").

         2.2 LEVEL OF WORK. The Company shall request from BTR and BTR shall provide the Company the following services:

            (A) BASE LEVEL. Pursuant to the terms of the Existing Agreements, BTR shall continue to provide services to the Company of no less than the current rate of as of the date of this Agreement (1.1 full time equivalent person ("FTE") per month) (the "Base Level"). All Base Level work shall be paid in cash pursuant to the terms of the Existing Agreements or their replacements. The Company shall purchase no less than the Base Level of services through September 30, 2006.

            (B) ADDITIONAL LEVEL. BTR shall provide services equal to **
** full time equivalent person-months (the "Additional Level") at an average rate of ** FTE per month; provided, however that the total Additional Level services shall not exceed a value of One Million Two Hundred and Fifty Thousand U.S. Dollars ($1,250,000) based on the rates set forth in Section 2.3 below. If Additional Level services of less than ** per month are requested by the Company or provided by BTR in any month then such deficit shall be accumulated by the Company and the Company shall have the right to use such deficit in any subsequent month during the term of this Agreement, subject to availability of BTR scientists and the Company's approval of the scientific manpower assigned by BTR. Any remaining deficits at the completion or termination of the Additional Level services under this Agreement shall be carried over and applied to the Base Level projects at no cost to the Company. All Additional Level services shall be paid pursuant to the terms of Section 2.4 below. In the event services to the Company exceed the effort level in any month for the Additional Level and no carry over deficit remains then such additional services shall be paid in cash to BTR within thirty (30) days following invoice by BTR.

** CONFIDENTIAL TREATMENT REQUESTED


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         2.3 COST OF SERVICES. All services provided to the Company pursuant to this Agreement shall be at the rate of ** for each FTE-month of services provided by BTR during calendar year 2004, which rate shall be increased to ** FTE per month in 2005 and 2006.

         2.4 PAYMENT. The Company agrees to pay BTR the following fees for the research work performed by BTR during the Development Program:

            (A) On or before June 28, 2004, the Company shall pay BTR a fee of Two Hundred and Fifty Thousand Dollars ($250,000) by wire transfer in immediately available funds to an account designated by BTR. Such payment shall be credited against the initial invoices issued by BTR for Additional Level services until a total of $250,000 in services has been provided.

            (B) For Additional Level services provided by BTR beyond the initial Two Hundred and Fifty Thousand Dollars ($250,000) (all such services being "Share Payment Services"), BTR shall be paid in Shares, which Shares the Company and BTR hereby mutually and expressly acknowledge and agree are worth $3.33 per Share (being the average per Share price (the "Per Share Value") fixed in that certain private placement offering of the Company's Shares made pursuant to a Private Placement Memorandum dated April 8, 2004 (the "PPM"), a copy of which (together with a Business Plan of the Company dated April, 2004) BTR expressly acknowledges it has heretofore received and reviewed). During the term of this Agreement, the Company agrees to reserve and allocate an aggregate of 300,300 Shares (the "Reserved Shares") for sole distribution to BTR in accordance with the terms of this Agreement generally, and the escrow provisions of Section 2.5 hereof, specifically, it being expressly agreed by the Company and BTR that all Share Payment Services shall be paid for by the Company by its issuance of Reserved Shares, valued at the Per Share Value. BTR shall invoice the Company monthly for all Additional Level services performed hereunder, and those invoices for Share Payment Services shall specifically so state, indicating the dollar value thereof and the number of Reserved Shares to be distributed to BTR pursuant to the provisions of Section 2.5 hereof. Notwithstanding anything herein to the contrary, the aggregate number of Shares issued to BTR pursuant to this Agreement shall not exceed 300,300 Shares. Reserved Shares which are distributed by the Escrow Agent to BTR are hereinafter referred to as "Already Distributed Shares" and Share Payment Services in respect of which Already Distributed Shares have been issued to BTR are referred to as "Already Paid Share Payment Services").

            (C) All travel expense incurred by BTR personnel at the request of or with the permission of the Company shall be reimbursed at cost in cash to BTR.

** CONFIDENTIAL TREATMENT REQUESTED

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         2.5 ESCROW.

            (A) Within thirty (30) days following the Effective Date, (i) the Company shall deliver a stock certificate evidencing all Reserved Shares registered in the name of Mark J. Gundersen, Esq., Klett, Rooney, Lieber and Schorling, PC, Suite 1410, 1000 West Street, Wilmington, DE 19898, not individually, but solely in the capacity of an escrow agent (the "Escrow Agent") to the Escrow Agent and (ii) BTR shall execute and deliver to the Escrow Agent a Subscription Agreement prepared by counsel to the Company substantially identical in form and content to the form of Subscription Agreement appended as an exhibit to the PPM, adjusted to reflect that such subscription is not being made pursuant to the offering described in the PPM, but rather pursuant to the terms of this Agreement (a "Subscription Agreement") providing for BTR's subscription for all Reserved Shares. Such stock certificate and Subscription Agreement shall be held in escrow by the Escrow Agent until released pursuant to the terms of this Section 2.5.

            (B) If, in BTR's sole opinion, contractual restrictions arising from agreements between BTR and third-parties (other than the Company under this Agreement) permit, then BTR may request the release and issuance of a stock certificate evidencing a number of Reserved Shares equal to the quotient of (x) the then aggregate unpaid cash value of Share Payment Services performed and invoiced by BTR (exclusive of Already Paid Share Payment Services) divided by
(y) the Per Share Value (the "Requested Shares"), by delivering written notice thereof (each, a "Request Notice") to both the Escrow Agent and the Company at any time during the term of this Agreement and on or before the fifteenth (15th) day following the termination of this Agreement, but in any event, no later than thirty (30) days prior to the requested delivery date specified in such notice. In addition to the requested delivery date, each Request Notice shall specify
(i) the aggregate unpaid cash value of the Share Payment Services performed and invoiced by BTR beyond the Already Paid Share Payment Services, and (ii) the resulting number of Requested Shares requested for release and issuance.

            (C) If, in respect of any Request Notice, the Company objects to the release of the applicable Requested Shares requested by BTR, the Company shall provide BTR and the Escrow Agent with a notice of objection stating the nature of the dispute and the number of Requested Shares affected by the dispute ("Notice of Objection") no later than seven (7) days prior to the requested delivery date (and Requested Shares, to the extent BTR's rights thereto are disputed by the Company are referred to as "Disputed Shares").

            (D) If the Company timely issues a Notice of Objection, the Escrow Agent shall not distribute any of the Disputed Shares indicated in such Notice of Objection unless and until the Parties have resolved the dispute and submitted a mutually signed letter authorizing release or a decision of the arbitrator has been issued pursuant to Section 6.11 herein, with any such distribution being made in accordance with the terms of such letter or decision, as applicable. If the Company does not object to the release of the applicable Requested Shares, the Escrow Agent shall issue the Requested Shares in accordance with the provisions of subsections (e) and (f) below.


** CONFIDENTIAL TREATMENT REQUESTED

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            (E) If the number of Requested Shares is less than the undistributed balance of the Reserved Shares, then, prior to the requested delivery date specified in a timely Request Notice: (i) the Company shall deliver to the Escrow Agent, in exchange for the return of the stock certificate(s) then held by the Escrow Agent, (A) a certificate in the name of BTR evidencing the number of Requested Shares and (B) a certificate in the name of the Escrow Agent evidencing the resulting balance of the Reserved Shares which are not Already Distributed Shares; and, (ii) BTR shall deliver to the Escrow Agent, in exchange therefore, the Subscription Agreement(s) then held by the Escrow Agent, except that once the Escrow Agent has distributed the Subscription Agreement to the Company, this requirement shall no longer apply to any subsequent issuances of Requested Shares.

            (F) If the number of Requested Shares is the undistributed balance of the Reserved Shares, then, prior to the requested delivery date specified in a timely Request Notice: (A) the Company shall deliver to the Escrow Agent, in exchange for the return of the stock certificate(s) then held by the Escrow Agent, a certificate in the name of BTR evidencing the undistributed balance of the Requested Shares, and (B) the Escrow Agent shall release and distribute (i) to BTR a stock certificate evidencing the Requested Shares and (ii) to the Company, the Subscription Agreement (if the Subscription Agreement had not theretofore been distributed to the Company).

            (G) Each stock certificate issued pursuant to this Section 2.5 shall bear the restrictive legend referred to in the Investors' Rights Agreement referred to in both the PPM and the Subscription Agreement.

         2.6 COMMENCEMENT OF WORK. Services to be provided pursuant to the Additional Level shall commence no later than October 1, 2004 and shall terminate no later than September 30, 2006.

         2.7 PROGRAM OBJECTIVES/PROGRESS REPORTS. BTR and the Company shall meet on a regular basis mutually acceptable to both Parties to review the progress of the research program and to establish program objectives for each project. The Company shall have the right to visit BTR's facility and review the research program on a reasonable basis during business hours. In the event the Company desires BTR to perform work beyond the Scope of Work, the Parties shall negotiate the additional costs for such work. BTR agrees to provide the Company with written monthly reports summarizing the progress of the research program at BTR.

         2.8 NO ASSURANCE OF SUCCESS. The parties recognize that, due to the uncertainties inherent in research and development work of the nature undertaken under this Agreement, there is no assurance that work will be completed on schedule, or that research conducted will be successful. Each party agrees to use its reasonable efforts to complete any work undertaken by it within the established time schedule and in a successful manner, but none of the parties warrants or guarantees that it will in fact meet the schedule or that its work will be successful. In the event of delay, Dyadic will have the option, in its sole discretion, of extending this Agreement beyond the termination date mentioned in Article 2.6 at the FTE rate in Article 2.3, adjusted for inflation as necessary.

** CONFIDENTIAL TREATMENT REQUESTED

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                                  ARTICLE III
                       OWNERSHIP OF INVENTION AND PATENTS

         3.1 (a) BTR INTELLECTUAL PROPERTY RIGHTS. All research results, biological and biochemical materials arising from this Agreement which lie outside of the provisions of the Company Intellectual Property Rights specified under Article 3.1 ( b ) below shall be the sole property of BTR. Nothing herein contained shall be deemed to be a grant from one Party to the other Party of any rights or licenses under any intellectual property rights, except as expressly set forth in this Agreement.

            (b) THE COMPANY INTELLECTUAL PROPERTY RIGHTS. All research results, biological and biochemical materials arising from this Agreement, including but not limited to, the Company's Systems, microorganisms including but not limited to C1 and their mutants, variations, clones, progeny, derivatives and parts thereof, **

         assay systems, methodology, fungal high-throughput screening, and products produced thereby, reports, technical data, information, know-how, practical experience, procedures, methodology, specifications, formulae, charts, pictures and data, whether or not patentable, and any technology for research and development and/or the commercial production and use of said biological and biochemical materials which are conceived by or on behalf of the Company by BTR or any other party pursuant to this Agreement shall be the sole property of the Company. BTR acknowledges that the Company is and at all times will remain the sole owner of all Intellectual Property relating to the Company's Systems, microorganisms including but not limited to C1 and their mutants, variations, clones, progeny, derivatives and parts thereof, **

            assay systems, methodology, fungal high-throughput screening, and products produced thereby for the work performed at BTR under this Agreement. Nothing herein contained shall be deemed to be a grant from one party to the other party of any rights or licenses under any intellectual property rights, except as expressly set forth in this Agreement.

         3.2 PATENT APPLICATIONS. BTR and their representatives will expediently report any invention and discovery that arises from work performed pursuant to this Agreement and shall execute all papers and do all things reasonably requested by the Company to protect the rights of the Company with regard to the Company's Intellectual Property Rights as set forth in Section y3.1(b) above. The Company shall have responsibility and bear the cost for the preparation, filing, prosecution and maintenance for all patents based on such Intellectual Property Rights. BTR shall cooperate fully and provide to the Company all information and data reasonably necessary and requested for that purpose.

                                   ARTICLE IV
                                 CONFIDENTIALITY

         4.1 The Company shall disclose to BTR only such technical information as relates to the Company's strains, research strategies and methods, process development manufacture and use of the Systems in the Field of this Agreement ("COMPANY INFORMATION"). BTR shall maintain all Company Information that it receives from the Company concerning work to be performed pursuant to this Agreement in confidence and shall not disclose such information to any third party, with the exception of consultants and agents who agree in writing to abide by the confidentiality obligations of this Agreement, for a period of five
(5) years from the date it is received, provided that such Company Information is disclosed in writing marked confidential or is disclosed orally and confirmed in writing marked confidential within thirty (30) days of the oral disclosure.

** CONFIDENTIAL TREATMENT REQUESTED

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         4.2 BTR may disclose to the Company technical information during the term of the Agreement ("BTR Information"). The Company shall maintain all BTR Information that it receives from BTR in confidence and shall not disclose such information to any third party, with the exception of consultants and agents who agree in writing to abide by the confidentiality obligations of this Agreement, for a period of five (5) years from the date it is received, provided that such BTR Information is disclosed in writing marked "Confidential" or is disclosed orally and confirmed in writing marked confidential within thirty (30) days of the oral disclosure.

         4.3 The obligations of secrecy set forth above relating to the Company Information and BTR Information shall not apply to information which:

            (A) is known to the public at the time of its disclosure, or becomes known to the public after the disclosure through no fault of the receiving Party;

            (B) the receiving Party can show was in its possession at the time of the disclosure and was not acquired from a third party under secrecy obligation to the disclosing Party;

            (C) the receiving Party can show came into its possession after the time of the disclosure from a third party not under an obligation of secrecy to the disclosing Party;

            (D) is necessarily disclosed to a third party pursuant to the commercial sale or use by either Party of Products incorporating Information exchanged hereunder;

            (E) is subsequently developed by the receiving party independent of the Information disclosed hereunder; or

            (F) is required to be disclosed by law.

                                   ARTICLE V
                                   TERMINATION

         5.1 This Agreement shall commence on the Effective Date and continue in effect until September 30, 2006; provided that the indicated party may terminate this Agreement upon thirty (30) days prior written notice upon the occurrence of one of the following:

            (A) Either party may terminate this Agreement if the other Party has become insolvent, has sought protection under any provisions of the United States bankruptcy laws, or a petition for involuntary bankruptcy has been filed against it; or

** CONFIDENTIAL TREATMENT REQUESTED

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            (B) Either party may terminate this Agreement if the other Party has committed a material breach of this Agreement and has failed to cure such breach within thirty (30) days following notification of such breach by the other party or such breach cannot be cured; provided, however, that there shall be no right of cure with respect to past due payments or issuance of Reserved Shares hereunder; and provided, further, that BTR may cease all further work under this Agreement pending resolution of any dispute arising under or related to this Agreement.

         5.2 EFFECT OF TERMINATION.

            (A) Termination of this Agreement shall not relieve any Party of any obligation or liability accrued hereunder prior to such termination, except as expressly provided herein.

            (B) If this Agreement is terminated by the Company pursuant to
Section 5.1 above prior to BTR's performance of all of the Share Payment Services, BTR shall pay to the Company (within fifteen (15) days following the effective termination date) an amount equal to the following:

                  (I) if the aggregate cash value of Additional Level services performed by BTR hereunder as of the termination dated is less than $250,000, then $250,000; or

                  (II) if the aggregate cash value of Additional Level services performed by BTR hereunder as of the termination date exceeded $250,000, the product of $250,000 multiplied by a fraction (A) having as its numerator an amount equal to the difference between $1,000,000 and the cash value of the Already Paid Share Payment Services performed by BTR as of the termination date and (B) having as its denominator the amount of $1,000,000.

The foregoing amount payable by BTR to the Company shall represent the Company's liquidated damages and shall be the sole and exclusive remedy of the Company in lieu of all other damages that may be recoverable, except in the instance where the reason for the termination was on account of BTR's breach of its obligations to the Company created by the provisions of Articles III and IV hereof, in which case, in addition the Company's right to the foregoing payment, the Company shall be entitled to all other remedies available at law or in equity.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware and the courts of the State of Delaware shall have exclusive jurisdiction over all disputes arising from or related to this Agreement.

         6.2 NOTICE. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered on the day after it is placed in the mail if sent by overnight courier of national reputation, by facsimile confirmed by mail, or by registered or certified mail, postage prepaid, and addressed as follows:


** CONFIDENTIAL TREATMENT REQUESTED

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                           If to the Company:

                           Dyadic International, Inc.
                           140 Intracoastal Pointe Drive
                           Suite 404
                           Jupiter, Florida  33477-5064
                           Attn: President


                           If to BTR:
                           Bio-Technical Resources Division
                           Arkion Life Sciences LLC
                           1035 South Seventh Street
                           Manitowoc, WI 54220
                           Attn: President

         The address to which a Party's notices are to be sent may be changed by that Party by giving the other Party thirty (30) days advance written notice.

         6.3 WAIVER. Failure by either Party hereto at any time to require performance by the other Party or to claim a breach of any provision of this Agreement shall not be construed as a waiver of any right arising under this Agreement, including the right to require subsequent performance or contest any subsequent breach.

         6.4 FORCE MAJEURE. Non-performance of either Party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, failure of suppliers to perform, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing Party.

         6.5 ASSIGNMENT. Neither this Agreement nor any of the rights and obligations thereto shall be assignable or otherwise transferable by a Party to anyone other than an Affiliate without the prior written consent of the other Party which consent will not be unreasonably withheld. Subject to the foregoing condition, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and assigns.

         6.6 SEVERABILITY. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect.

         6.7 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original.

         6.8 HEADING. All captions, titles and subheadings are for convenience only and shall not be considered in construing or interpreting the provisions of this Agreement.

** CONFIDENTIAL TREATMENT REQUESTED

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         6.9 RELATIONSHIP OF THE PARTIES. The Parties shall at all times remain independent and one Party shall not be considered the agent of the other Party. Nothing in this Agreement shall be construed as creating a partnership, joint venture or other similar relationship between the Parties or their respective parents or subsidiaries.

         6.10 NO WARRANTIES. BTR does not warrant or guarantee that any results will be achieved during the Development Program of this Agreement and makes no representation or warranty regarding the technology developed pursuant to this Agreement including, without limitation, implied warranties of merchantability or fitness for a particular purpose. Neither BTR, nor its owners, affiliates, representatives nor employees shall be liable to the Company, its Affiliates, contractors or sublicensees because of any failure in the use of technical information developed or disclosed by BTR hereunder or in the operations of the Company, its Affiliates, contractors or sublicensees. Consistent with the foregoing, the Company shall hold BTR harmless from any loss, claim, damage, illness or injury to persons or property whatever the cause may be arising out of or pertaining to commercialization, use or disclosure of the technical information.

         6.11 ARBITRATION. All disputes arising under or related to this Agreement shall be resolved by final and binding arbitration by three (3) arbitrators selected by the parties under the rules of the American Arbitration Association. The location of the arbitration shall be New York, New York.

         6.12 ENTIRETIES. This Agreement together with the Existing Agreements, as amended, represents the entire agreement between the Parties with respect to the subject matter hereof. No amendments or modifications to this Agreement shall be effective unless reduced to writing and signed by both parties.


** CONFIDENTIAL TREATMENT REQUESTED

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                  IN WITNESS WHEREOF, the Parties hereto have caused this
Agreement to be executed by their duly authorized representatives as of the date and year indicated below.



DYADIC INTERNATIONAL, INC.               ARKION LIFE SCIENCES LLC
                                         BIO-TECHNICAL RESOURCES
                                         DIVISION

By: /s/ M. Emalfarb                      By: /s/ T. Jerrell
    ---------------------------          --------------------------------------
Title: M. Emalfarb, President            Title: T. Jerrell, President
Date: 8-2-2004                           Date: July 30, 2004






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